SEPARATION AGREEMENT AND GENERAL RELEASE
(“AGREEMENT”)

Shrikrishna Venkataraman (“Employee”) and KnowBe4, Inc., including its past and present parents, subsidiaries and affiliates, predecessors, successors, assigns, subrogees, franchisees, principals, agents, attorneys, partners, heirs, employees, officers, insurers, representatives, shareholders and directors, in both their individual and representative capacities (collectively “Employer”), hereby agree as follows:
1.In consideration of the mutual promises, covenants and agreements set forth below, the adequacy and sufficiency of which are specifically acknowledged, Employee and Employer agree as follows:
a.Employee is an at-will employee of Employer, and Employee’s employment with Employer is separated; Employee hereby voluntarily resigns from employment with the Employer, and Employer hereby accepts such resignation, from all corporate offices and other positions Employee holds with Employer and any subsidiary or affiliate of Employer effective March 4, 2022 or the date the Form 10-K for the year ending December 31, 2021 is filed by the Employer, whichever is later (“Separation Date”). Immediately following the Employee’s resignation on the Separation Date, the Employee will become a member of the Employer’s Board of Directors with no break in service for purposes of any grants or vesting of Restricted Stock Units (“RSUs”), under the Employer’s equity incentive plan as then in effect. As a member of the Employer’s Board of Directors, the Employee will be eligible for compensation in accordance with the outside director compensation policy (the “Policy”), with a first grant of any equity under that policy being at the 2022 annual meeting. For the avoidance of doubt, Employee will not receive either the Initial Award or the Pro-Rated Annual Award (each as defined in the Policy) upon joining the Board of Directors.
b.Employer, as a part of this Agreement between the parties, does not admit, and specifically denies, any violation of law or any liability to Employee or to anyone else as a result of or growing out of Employee’s relationship and/or employment and/or the separation of employment with Employer.
c.As consideration for the mutual promises in this Agreement, the Employee has received a RSUs grant equivalent to Three Million Dollars and No Cents ($3,000,000.00), approved by the Board of Directors on February 14, 2022 and subject to the terms and conditions of that grant, (“RSUs Grant”). By virtue of his voluntary resignation, the Employee agrees that the Employee is not entitled to any additional Severance Compensation under Paragraph 6.e. of the February 26, 2020 “First Amended and Restated Executive Employment Agreement,” as amended. The RSUs Grant shall forfeit and no longer be available to vest unless Employee signs this Agreement on or shortly following the Separation Date and no later than May 15, 2022.
d.Nothing in this Release Agreement shall interfere with Employee’s receipt of compensation according to the terms of any retirement program based upon services to the date of Employee’s termination of employment.
e.Employee will continue to receive Employee’s current benefits for which Employee is enrolled under Employer’s benefit plan, until March 31, 2022. Thereafter,

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Employee’s coverage under the group medical insurance plan will be pursuant to the Consolidated Omnibus Budget Reconciliation Act, as amended (“COBRA”) starting April 1, 2022. Within the time period required by COBRA, Employer, or the plan administrator, as required by law, will provide Employee with written notice of Employee’s rights under COBRA to continue participation in the group health plan. Unless otherwise required by law, Employee understands that such COBRA coverage will be at Employee’s expense.
f.The Employee agrees to cooperate with Employer’s reasonable requests for assistance, which shall include but not be limited to answering questions related to existing or ongoing projects and/or staff responsibilities and inquiries.
g.Employee acknowledges and agrees that Employee is subject to an At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement (“PIAA”) that Employee executed on or around April 5, 2018. The PIAA shall continue to remain in effect for the Employee’s term as a member of the Employer’s Board of Directors. This Agreement, and the RSUs Grant identified in Paragraph 1.c. of this Agreement, are expressly conditioned upon the Employee abiding by the promises contained in the PIAA. Nothing in this Agreement shall be deemed to release any obligation set forth in the PIAA.
2.Employee, on behalf of themself, Employee’s descendants, dependents, heirs, executors, administrators, assigns, and successors, fully, finally and forever releases and discharges Employer, including its past and present parents, subsidiaries and affiliates, predecessors, successors, assigns, subrogees, franchisees, principals, agents, attorneys, partners, heirs, employees, officers, insurers, representatives, shareholders and directors, in both their individual and representative capacities, from any and all claims and rights of any kind that Employee may have, whether now known or unknown, suspected or unsuspected, including, but not limited to, arising out of or in any way connected with Employee’s employment with Employer as of the date this Agreement is executed. These claims and rights released include, but are not limited to, any and all claims for salary, wages, compensation, monetary relief, employment, benefits, including but not limited to any claims for benefits under, or contribution to, any employee benefit, profit-sharing or retirement plan bonuses, merit and longevity increases, commissions, relocation expenses, and all other benefits of all kind, earnings, back pay, front pay, compensatory damages, punitive damages, damage to character, damage to reputation, liquidated and other damages, emotional distress, mental anguish, depression, injury, impairment in locating employment, financial loss, pain and suffering, injunctive and declaratory relief, interest, attorneys’ fees and costs, specifically including any and all claims growing out of, resulting from, or connected in any way to Employee’s employment with Employer and/or the separation thereof, including any and all claims for discrimination, including but not limited to discrimination on the basis of race, national origin, citizenship, color, religion, marital status, handicap or disability, age, sex, gender, sexual orientation, pregnancy, genetic information or any other protected characteristic recognized by law, harassment of any kind, including sexual harassment, retaliation, whistle blowing, breach of contract, rescission, promises, claims under the Employee Retirement Income Security Act of 1974 [29 U.S.C. Sections 1001-1461], as amended; torts of all kinds, including but not limited to misrepresentation, negligent or otherwise, fraud, defamation, slander, libel, duress, fraudulent inducement, worker’s compensation retaliation, interference with an advantageous business relationship, negligent employment, including negligent hiring, negligent retention and negligent supervision, claims or rights under state and federal whistleblower legislation including the Consolidated Omnibus

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Budget Reconciliation Act of 1985 [Pub. L. 99-509], as amended (“COBRA”); the Sarbanes-Oxley Act of 2002 [Public Law 107-204, 116 Stat. 745] (“S-OA”); the Health Insurance Portability and Accountability Act of 1996, as amended (“HIPAA”); the Florida Health Insurance Coverage Continuation Act, as amended (“FHICCA”); the Family and Medical Leave Act [29 U.S.C. Sections 2601-2654], as amended (“FMLA”); the Age Discrimination in Employment Act [29 U.S.C. § 621 et seq.] (“ADEA”), as amended; the Congressional Accountability Act of 1995 [2 U.S.C. Sections 1311-1317], as amended; the Americans with Disabilities Act [42 U.S.C. Sections 12101-12213], as amended (“ADA”); the Americans with Disabilities Act Amendment Act (“ADAAA”); the Rehabilitation Act of 1973 [29 U.S.C. Section 791, et. seq.], as amended; the Employee Polygraph Protection Act of 1988 [29 U.S.C. Sections 2001 et. seq.], as amended (“PPA”); the Internal Revenue Code [Title 26, U.S.C.], as amended (“IRC”); the Equal Pay Act [29 U.S.C. Section 206(d)], as amended (“EPA”); Title VII of the Civil Rights Act of 1964 [42 U.S.C. Sections 2000e-2000e-17], as amended (“CRA”); Florida Civil Rights Act [Fla. Stat. Ann. Sections 760.01 et seq.], as amended; The Florida AIDS Act [Fla. Stat. Ann. Sections 760.50 et seq.]; Florida Wage Discrimination Law [Fla. Stat. Ann. Section 725.07], as amended; Florida Equal Pay Law [Fla. Stat. Ann. Section 448.07], as amended; Florida Whistleblower Protection Law [Fla. Stat. Ann. Section 448.102]; Florida Wage Payment Laws [Fla. Stat. Ann. Sections 222.15, 532.01 et seq.]; Military Leave Non-Discrimination Law [Fla. Stat. Sections 250.482, 250.82]; Florida Minimum Wage Law [Fla. Stat. Ann. Sections 448.109 to 448.110]; Florida Right to Work Law [Fla. Stat. Sections 447.01 et seq.]; Florida Wage Payment Law [Fla. Stat. Sections 532.01 et seq.]; Florida Workers Compensation retaliation provision [Fla. Stat. Section 440.205]; Florida Domestic Violence Leave law [Fla. Stat. Ann. Section 741.313]; Florida Law on Wages/Hours/Payroll [FSA Sections 443.071, 443.171, F.A.C. Section 60BB-2.032]; the Revised Statutes [42 U.S.C. Sections 1981, 1983 or 1985], as amended; the Fair Housing Act [42 U.S.C. Section 3604 et. seq.], as amended; Title IX of the Education Amendments of 1972 [20 U.S.C. Sections 1681 et. seq.], as amended; the Federal False Claims Act [18 U.S.C. Sections 287, et seq.], as amended (“FFCA”); the Program Fraud Civil Remedies Act [38 C.F.R. 42.1, et seq.], as amended (“PFCRA”); the Fair Credit Reporting Act, as amended (“FCRA”); the Uniformed Services Employment and Reemployment Rights Act of 1994 [38 U.S.C. Sections 4301-4333], as amended (“USERRA”); the National Labor Relations Act [29 U.S.C. Sections 151-169], as amended (“NLRA”); the Worker Adjustment and Retraining Notification Act [29 U.S.C. Sections 2101 et seq.], as amended (“WARN”); the Occupational Safety and Health Act [29 U.S.C. Sections 651-678], as amended (“OSHA”); the Fair Labor Standards Act [29 U.S.C. Sections 201-219], as amended (“FLSA”); the Pregnancy Discrimination Act (“PDA”); any applicable New Jersey labor and employment law; any other applicable federal, state, or local labor and employment law; and any other claim of any kind. In addition, Employee specifically waives any rights of action and administrative and judicial relief which Employee might otherwise have available, including all common law claims and claims under federal and state constitutions, statutes and regulations and federal executive orders and county and municipal ordinances and regulations. Employee promises never to file, participate in, or prosecute a lawsuit or arbitral action asserting any claims that are released by this Agreement. Employee promises never to file, participate in, or prosecute a lawsuit or arbitral action asserting any claims under the federal False Claims Act and/or any state false claims act relating in any manner to information learned while employed with Employer. Employee further agrees not to voluntarily participate in any employment-related lawsuit or arbitral action brought by any other employee or former employee against Employer. It is the intent of this Agreement that Employee is not releasing or waiving any rights Employee is prohibited by law, rule or regulation from releasing or waiving.

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Nothing in this Release shall be construed to prohibit Employee from (1) challenging, under the ADEA or OWBPA, the knowing and voluntary nature of Employee’s release of any claims in this Agreement before an arbitrator or before the Equal Employment Opportunity Commission (“EEOC”); (2) filing a charge or complaint with the EEOC, the National Labor Relations Board (“NLRB”), or other fair employment practices agency; or (3) participating in any investigation or proceeding conducted by the EEOC, NLRB, or other fair employment practices agency. Notwithstanding, if Employee files a charge with the EEOC, NLRB, or other fair employment practices agency, or if one is filed on Employee’s behalf, Employee forever waives and relinquishes Employee’s right to recover damages resulting from any such charge Employee may file or that may be filed by any person or agency on Employee’s behalf. Nothing in this Agreement shall be construed to prohibit or restrict Employee from: (i) reporting or disclosing any suspected instance of illegal activity of any nature; (ii) reporting or disclosing any workplace safety or public safety concerns to any federal, state, or local governmental agency or court; (iii) providing information to, or testifying or assisting in any investigation or proceeding brought by any federal or state regulatory or law enforcement agency or legislative body, any self-regulatory organization, or Employer’s legal or compliance departments; or (iv) reporting, testifying, participating in or otherwise assisting in a proceeding relating to an alleged violation of the Sarbanes-Oxley Act or any federal, state or municipal law relating to fraud, or any rule or regulation of the Securities and Exchange Commission, or any self-regulatory organization. Other than receiving an award related to reporting potential securities law violations to the SEC and/or other federal agencies, Employee hereby waives and releases any right to receive any relief because of Employee’s participation in any investigation or proceeding of any federal, state, or local government agency or court. Employee represents that Employee knows of no claim that Employee has not released by this paragraph.
Employee acknowledges and agrees that Employee has been paid all wages (including overtime compensation), commissions, bonuses, and other compensation due to Employee from Employer for any reason; that Employee has received all leave and benefits to which Employee was entitled; that Employee has no known work-related injuries or occupational diseases while employed by Employer that were not reported during Employee’s employment; and that Employee has been provided and/or has not been denied any leave requested under the FMLA and has not been subjected to retaliation for taking any such leave. Employee agrees and acknowledges that Employee properly was classified pursuant to the Fair Labor Standards Act. Employee further acknowledges that Employee is not entitled to any additional compensation or benefits from Employer, except as otherwise provided herein.
3.It is further understood and agreed that the RSUs Grant and other good and valuable consideration provided for herein are not a mere recital but are the consideration for this Agreement and a full and final release is effected hereby.  Employee acknowledges that Employee has completely read this Agreement. Employee further acknowledges that this Agreement is being signed voluntarily and without coercion or duress and with full understanding of its terms and effects. Neither party has been promised any benefit except for the mutual consideration set out herein and there are no other understandings or oral/written agreements relating to the separation of their employment relationship except those set out above. Employee specifically states that Employee is executing this Agreement knowingly and voluntarily.
4.Employee acknowledges that Employee has thoroughly read the entire agreement, and specifically acknowledges the following:

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a.Employee understands the language of the Agreement and release, and that any questions Employee may have had during Employee’s review of the Agreement were explained to Employee’s satisfaction and understanding.
b.Employee understands that the waiver and release specifically includes a waiver of Employee’s rights and claims arising under the ADEA.
c.Employee understands that Employee is not waiving any rights or claims that may arise after the date this Agreement is executed.
d.Employee’s waiver of rights and claims in this Agreement is in exchange for good and valuable consideration in addition to that which Employee would have otherwise been legally entitled.
e.Employee has been advised to consult, and has had an opportunity to consult, with legal counsel of Employee’s choosing prior to executing this Agreement, if so desired.
f.Employee had a reasonable time period up to twenty-one (21) days from receipt of this document to accept the terms of and sign this Agreement, and that Employee may accept and sign this Agreement before expiration of the twenty-one (21) day time period, but Employee is not required to do so by Employer.
g.After signing this Agreement, Employee may revoke Employee’s acceptance within seven (7) days by providing written notice of revocation to KnowBe4, Inc., 33 N Garden Ave Suite 1200 Clearwater, FL 33755 Attn: Legal Department. This Agreement will become effective on the eighth (8th) day following its signature by all of the parties (“Effective Date”), it being recognized that Employee has no right to the RSUs Grant hereunder until this Agreement becomes effective in accordance with this provision notwithstanding any language contained herein to the contrary.
5.Employee further covenants and agrees to the following confidentiality and post-employment obligations:

a.Employee recognizes that prior to Employee’s Separation Date and due to Employee’s affiliation with Employer (or Releasees) and pursuant to the PIAA Employee executed on on or around April 5, 2018, Employee acquired intimate knowledge of, and experience related to the business of Employer, Employer’s Trade Secrets and confidential information (including, but not limited to, information or data in any form or medium which has commercial or economic value to Employer such as information regarding other Employees, intellectual property, processes, competitive data, contracts, licenses, client lists, financial information, pricing structures or guidelines, methods of operation, manuals, software and marketing plans and strategies), and the Employer’s customers and business partners (hereafter “Confidential Information”), which, if used or disclosed by Employee, would seriously, adversely, and irreparably affect the Employer. Employee also recognizes that Employer has taken reasonable efforts to maintain the secrecy of its trade secrets and Confidential Information and that it derives economic value from its Trade Secrets and Confidential Information not readily being accessible by

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other persons. Employee understands and acknowledges that Employee is obligated to abide by certain post-employment restrictive covenants including, but not limited to, Non-Disclosure of Confidential Information, Assignment of Inventions, Return of Company Property, and Non-Solicitation of Employees and Clients as expressly described in the PIAA, the terms of which are incorporated herein by reference in their entirety, and nothing in this Agreement shall be deemed to release any obligation set forth in the PIAAt executed by Employee.
b.Employee agrees to fully and reasonably cooperate with Employer with respect to business issues, claims and litigation of which Employee has personal knowledge. Employee agrees to communicate with any party(ies), their legal counsel, or others adverse to Employer in any such claims, administrative proceedings, or litigation solely through the designated legal counsel of Employer. Should Employee receive notice of a subpoena or other attempt to talk with Employee or attempt to obtain Employee’s testimony relating to or regarding Employer in any way, Employee agrees to notify Employer, through its Legal Department, and to provide a copy of any subpoena or request, within two (2) calendar days of receipt of such notice. Further, Employee agrees to and authorizes, at the expense of Employer, the assertion of an objection or objections and a motion for protective order, motion to quash, or other legal proceeding (“legal proceeding”) in order that all legal rights of Employer, including those set forth in this Agreement, may be fully protected. In the absence of a subpoena, Employee agrees that Employee will not respond to any attempt to talk with Employee or obtain Employee’s testimony, should a legal proceeding be asserted, until such legal proceeding has been finally determined. Employee further agrees that a representative on behalf of, chosen by and at the expense of Employer will have the opportunity to participate fully during any testimony, statements, or communication by Employee in any proceeding relating to Employer including raising objections to any examination, examining witnesses, and the right to have a record made by a court reporter or other means of the testimony, statements, or communication and objections. Employee shall provide truthful testimony to or before any court or regulatory body in accordance with the procedures set forth in this paragraph.
6.Employee agrees not to make any written or oral statement or communications that may defame, disparage or cast in a negative light so as to deter others from associating or dealing with or do harm to the personal or professional reputation of (a) Employer or its subsidiaries or affiliate entities, (b) its employees, officers, directors, shareholders, attorneys, agents, or trustees, or (c) the services and/or products provided by Employer and its subsidiaries or affiliate entities. This includes, but is not limited to, any written or oral statements or communications of this nature made: to any current or former employee of the Employer; to any client or prospective client of the Employer; to any competitor of the Employer; to any other third party individual or entity; on any social media platform; on any job posting or rating platform; in any trade-specific publication; or on any other publicly disseminated platform. Notwithstanding anything in the foregoing sentences to the contrary, it shall not be a violation of this paragraph for Employee to communicate as permitted by paragraph 2 of this Agreement, to include Employee’s participation in a governmental investigation, filing of a charge or complaint with the EEOC, NLRB, or other fair employment practices agency, or testifying truthfully under oath in a legal or arbitral proceeding. Employee agrees to refrain from any tortious interference with the contracts and relationships of Employer. Employer further agrees that Employee will at no time enter onto the premises of the Company or contact or attempt to contact (whether

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through telephone, email, or otherwise) any employees of the Company during business hours or while the employees are at the premises of the Company.
7.In consideration of the RSUs Grant and other good and valuable consideration provided for in this Agreement, Employee represents and warrants that all the terms of this Agreement shall be complied with. Should Employee breach or act in noncompliance with or in default of this Agreement, the RSUs Grant shall be forfeited and the Employee shall pay to Employer a all costs, including attorneys’ fees incurred by Employer in enforcing this Agreement, with Employer maintaining all rights, remedies and/or causes of action otherwise available at law or in equity. The parties hereto acknowledge that any breach of this Agreement shall entitle the non-breaching party not only to damages, but to injunctive relief to enjoin the actions of the breaching party, as well as attorneys’ fees and costs. The penalty provisions of this paragraph do not apply to claims brought pursuant to the ADEA.
8.This Agreement is to be construed and governed under the laws of the state of Florida and shall bind the parties and their respective heirs, estates, successors and assigns. If any paragraph or provision is found to be invalid or unenforceable, the remaining provisions shall continue in full force and effect notwithstanding. Employee acknowledges and warrants that Employee has not previously transferred, assigned, or conveyed any right or claim released in this Agreement.
9.Intentionally Omitted.
10.EMPLOYEE HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION, PROCEEDING OR OTHER LITIGATION RESULTING FROM OR INVOLVING THE ENFORCEMENT OF THIS AGREEMENT.
11.Each party shall bear their own costs and attorneys’ fees incurred in negotiating and preparing this Agreement and all matters leading up to this Agreement.
12.This Agreement represents the entire agreement between the parties and shall not be subject to modification or amendment by an oral representation, or any other written statement by either party, except for a dated written amendment to this Agreement signed by Employee and an authorized representative of Employer. The parties agree and acknowledge, however, that the provisions set forth herein are in addition to, and not meant to replace, provisions previously agreed to by Employee in the PIAA executed by Employee, including the provision requiring submission to mandatory binding arbitration of all disputes arising out of, related to, or resulting from Employee’s termination of employment. The parties expressly agree that a dispute over the interpretation or enforcement of this Agreement “arises out of,” is “related to,” or “results from” Employee’s termination of employment, and thus must be arbitrated.
13.Employee hereby waives any pleas of jurisdiction or venue as not being a resident of Pinellas County, Florida, and hereby specifically authorizes and agrees that any arbitral action seeking the enforcement and/or interpretation of this Agreement shall be commenced and heard in Pinellas County, Florida. The parties further agree that this Agreement shall be governed by the laws of the State of Florida.

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AS TO EMPLOYEE:

/s/ Shrikrishna Venkataraman		March 10, 2022
By:	Shrikrishna Venkataraman	Date

AS TO EMPLOYER:

/s/ Erika Lance		March 10, 2022
KnowBe4, Inc.		Date
By:	Erika Lance
Its:	Chief Human Resources Officer

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